POWER OF ATTORNEY


I hereby authorize and designate Monte N. Redman, Alan P. Eggleston, Thomas E. Lavery, Michele M. Weber,
Theodore S. Ayvas, Frank E. Fusco, and Yvonne Schade, or any one of them acting as agent and attorney-in-fact, with the full power of the substitution, to:

          (1) Prepare and sign on my behalf any Form 3, Form 4 or Form 5 pursuant to Section 16 of the
          Securities Exchange Act of 1934, as amended, and file the same with the Securities
          Exchange Commission, NYSE and
          each stock exchange on which Astoria
          Financial Corporation's common stock or
          other securities are listed, as required by law;

          (2) Prepare and sign on my behalf any Form 144 pursuant to the Securities Act of 1933, as amended, and file the same with the Securities
          Exchange Commission, NYSE and
          each stock exchange on which Astoria
          Financial Corporation's common stock or
          other securities are listed, as required by law; and

          (3) Do anything else necessary or proper in connection with the foregoing.

This Power of Attorney shall remain in effect as long as I am an affiliate of Astoria Financial Corporation, and shall not be affected by my subsequent disability or incompetence.

Date:    January 29, 2014

Jane D. Carlin